                                                                    EXHIBIT 23.2







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 20, 1999 accompanying the consolidated financial statements of Harleysville National Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP


/s/ Grant Thornton LLP
----------------------------
Philadelphia, Pennsylvania
February 11, 2000